Exhibit 99(d)

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Millions of Dollars)

(Unaudited)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Operating revenues	$7,911	$9,787	$1,671	$6,884
Fuel, purchased power costs and delivery fees	(3,934)	(5,600)	(852)	(3,209)
Net gain (loss) from commodity hedging and trading activities	1,736	2,184	(1,492)	(554)
Operating costs	(693)	(676)	(123)	(473)
Depreciation and amortization	(1,172)	(1,092)	(315)	(253)
Selling, general and administrative expenses	(741)	(679)	(153)	(451)
Franchise and revenue-based taxes	(108)	(110)	(30)	(81)
Impairment of goodwill	(70)	(8,000)	—	—
Other income	59	34	2	22
Other deductions	(63)	(1,263)	(5)	20
Interest income	64	60	10	271
Interest expense and related charges	(1,833)	(3,918)	(587)	(323)

Income (loss) before income taxes	1,156	(9,273)	(1,874)	1,853

Income tax (expense) benefit	(447)	411	651	(595)

Net income (loss)	709	(8,862)	(1,223)	1,258

Net (income) loss attributable to noncontrolling interests	—	—	—	—

Net income (loss) attributable to TCEH	$709	$(8,862)	$(1,223)	$1,258

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(Millions of Dollars)

(Unaudited)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Net income (loss)	$709	$(8,862)	$(1,223)	$1,258

Other comprehensive income (loss), net of tax effects:
Cash flow hedges:
Net decrease in fair value of derivatives (net of tax benefit of $10, $98, $97 and $154)	(20)	(181)	(177)	(288)
Derivative value net (gains) losses related to hedged transactions recognized during the period and reported in net income (net of tax (expense) benefit of $72, $66, $— and $(48))	129	122	—	(89)

Total adjustments to net income (loss)	109	(59)	(177)	(377)

Comprehensive income (loss)	818	(8,921)	(1,400)	881

Comprehensive (income) loss attributable to noncontrolling interests	—	—	—	—

Comprehensive income (loss) attributable to TCEH	$818	$(8,921)	$(1,400)	$881

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

STATEMENTS OF CONSOLIDATED CASH FLOWS

(Millions of Dollars)

(Unaudited)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Cash flows — operating activities
Net income (loss)	$709	$(8,862)	$(1,223)	$1,258

Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,568	1,536	442	306
Deferred income tax expense (benefit) — net	373	(378)	(451)	(81)
Impairment of goodwill	70	8,000	—	—
Impairment of trade name intangible asset	—	481	—	—
Impairment of emission allowances intangible assets	—	501	—	—
Impairment of natural gas-fueled generation facilities	—	229	—	—
Impairment of land	34	—	—	—
Charge related to Lehman bankruptcy	—	26	—	—
Net effect of unrealized mark-to-market valuations of commodity positions — losses (gains)	(1,225)	(2,329)	1,556	722
Unrealized net (gain) loss on mark-to-market valuations of interest rate swaps	(696)	1,477	—	—
Increase in Toggle Notes in lieu of cash interest	202	—	—	—
Bad debt expense	116	81	13	44
Stock-based incentive compensation expense	4	10	—	6
Reversal of reserve recorded in purchase accounting	(34)	—	—	—
Losses on dedesignated cash flow hedges (interest rate swaps)	183	66	1	8
Credit related to impaired leases	—	—	—	(48)
Net (gains) losses on sale of assets	(5)	—	—	(1)
Net equity loss from unconsolidated affiliate	7	10	2	5
Other — net	2	(22)	2	6
Changes in operating assets and liabilities:
Affiliate accounts receivable/payable — net	49	42	(79)	87
Accounts receivable — trade	(104)	(491)	(211)	308
Impact of accounts receivable sales program	(33)	53	(223)	45
Inventories	(32)	(12)	(14)	(33)
Accounts payable — trade	(142)	366	260	(444)
Commodity and other derivative contractual assets and liabilities	(64)	(28)	(10)	(167)
Margin deposits – net	248	595	(614)	(569)
Other — net assets	109	355	(276)	2
Other — net liabilities	53	(46)	433	(189)

Cash provided by (used in) operating activities	1,392	1,660	(392)	1,265

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

STATEMENTS OF CONSOLIDATED CASH FLOWS (CONT.)

(Millions of Dollars)

(Unaudited)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Cash flows — financing activities
Issuances of long-term borrowings:
Merger-related debt financing	—	—	33,732	—
Pollution control revenue bonds	—	242	—	—
Other long-term debt	522	1,443	—	1,000
Retirements/repurchases of long-term borrowings:
Merger-related debt repurchases	—	—	(8,992)	—
Pollution control revenue bonds	—	(242)	—	(143)
Other long-term debt	(272)	(612)	(45)	(15)
Increase (decrease) in short-term borrowings:
Bank	53	462	(1,617)	1,860
Commercial paper	—	—	—	(623)
Decrease in income tax-related note payable to Oncor	(35)	(34)	(9)	(24)
Distribution paid to parent	—	—	(21,000)	(1,135)
Contributions from noncontrolling interests	48	—	—	—
Debt discount, financing and reacquisition expenses – net	(34)	(1)	(576)	(12)
Advances from affiliates	(1)	5	—	—
Other — net	4	37	—	—

Cash provided by financing activities continuing operations	$285	$1,300	$1,493	$908

Cash flows — investing activities
Net loans (to) from affiliates.	$(834)	$(572)	$9	$67
Capital expenditures	(1,324)	(1,908)	(496)	(1,409)
Nuclear fuel purchases	(197)	(166)	(23)	(54)
Money market fund redemptions (investments)	142	(142)	—	—
Purchase of mining-related assets	—	—	—	(122)
Net proceeds from sale of assets	1	29	14	2
Net proceeds from sale of controlling interest in natural gas gathering pipeline business	40	—	—	—
Reduction of (proceeds from) letter of credit facility posted with trustee (restricted cash)	115	—	(1,250)	—
Reduction of restricted cash related to pollution control revenue bonds	—	29	13	202
Other changes in restricted cash	3	(4)	1	(1)
Proceeds from sales of environmental allowances and credits	19	39	—	—
Purchases of environmental allowances and credits	(19)	(34)	—	—
Proceeds from sales of nuclear decommissioning trust fund securities	3,064	1,623	831	602
Investments in nuclear decommissioning trust fund securities	(3,080)	(1,639)	(835)	(614)
Cash settlements related to outsourcing contract termination	—	41	—	—
Other — net	8	8	(6)	3

Cash used in investing activities	(2,062)	(2,696)	(1,742)	(1,324)

Net change in cash and cash equivalents	(385)	264	(641)	849
Cash and cash equivalents — beginning balance	479	215	856	7

Cash and cash equivalents — ending balance	$94	$479	$215	$856

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

(Unaudited)

	Successor
	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$94	$479
Investments held in money market fund	—	142
Restricted cash	1	4
Trade accounts receivable — net	1,009	994
Notes receivable from parents	1,432	598
Inventories	393	361
Commodity and other derivative contractual assets	2,339	2,391
Accumulated deferred income taxes	—	21
Margin deposits related to commodity positions	187	439
Other current assets	47	85

Total current assets	5,502	5,514

Restricted cash	1,135	1,250
Investments	590	483
Property, plant and equipment — net	20,980	20,902
Goodwill	10,252	10,322
Intangible assets — net	2,593	2,774
Commodity and other derivative contractual assets	1,533	962
Other noncurrent assets, principally unamortized debt issuance costs	638	750

Total assets	$43,223	$42,957

LIABILITIES AND MEMBERSHIP INTERESTS
Current liabilities:
Short-term borrowings	$953	$900
Advances from parent	3	4
Long-term debt due currently	294	261
Trade accounts payable — nonaffiliates	748	1,000
Trade accounts and other payables to affiliates	203	168
Commodity and other derivative contractual liabilities	2,310	2,730
Margin deposits related to commodity positions	520	525
Accrued income taxes payable to parent	53	33
Accumulated deferred income taxes	1	—
Accrued taxes other than income	75	70
Accrued interest	303	310
Other current liabilities	338	276

Total current liabilities	5,801	6,277

Accumulated deferred income taxes	5,523	5,249
Commodity and other derivative contractual liabilities	1,060	2,095
Notes or other liabilities due affiliates	217	254
Long-term debt held by affiliate	143	—
Long-term debt, less amounts due currently	29,516	29,209
Other noncurrent liabilities and deferred credits	2,746	2,527

Total liabilities	45,006	45,611

Commitments and Contingencies

Membership interests	(1,783)	(2,654)

Total liabilities and membership interests	$43,223	$42,957

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

STATEMENTS OF CONSOLIDATED MEMBERSHIP INTERESTS

(Millions of Dollars)

(Unaudited)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Membership interests:
Capital account:
Balance at beginning of period (a)	$(2,418)	$6,393	$28,315	$6,359
Net income (loss)	709	(8,862)	(1,223)	1,258
Effects of purchase accounting push-down	—	48	—	—
Effect of adoption of accounting guidance related to uncertain tax positions	—	—	—	(36)
Distributions paid to parent	—	—	—	(1,135)
Intercompany payable/receivable settlements and contributions related to the Merger	—	—	—	(4,057)
Dividend to parent to fund Merger	—	—	(21,000)	—
Merger-related transactions	—	—	301	—
Effects of stock-based incentive compensation plans	5	3	—	31
Allocated pension assets	—	—	—	8

Balance at end of period	(1,704)	(2,418)	6,393	2,428

Accumulated other comprehensive income (loss), net of tax effects (b):
Balance at beginning of period	(236)	(177)	—	430
Change during period	109	(59)	(177)	(377)

Balance at end of period	(127)	(236)	(177)	53

Total TCEH membership interests at end of period	$(1,831)	$(2,654)	$6,216	$2,481

Noncontrolling interests in subsidiaries:
Balance at beginning of period	—	—	—	—
Investment	48	—	—	—

Noncontrolling interests in subsidiaries at end of period	48	—	—	—

Total membership interests at end of period	$(1,783)	$(2,654)	$6,216	$2,481

(a)	The beginning equity balance for the Successor period reflects the application of push-down accounting as a result of the Merger.
(b)	All amounts relate to cash flow hedges.